Exhibit 10.92

September 23, 2005

YouthStream Acquisition Corp.
c/o YouthStream Media Networks, Inc.
244 Madison Avenue, PMB #358
New York, New York 10016

Gentlemen:

KES Holdings, LLC, a Delaware limited liability company ("KESH") is the holder of that certain 8% subordinated secured promissory note issued by YouthStream Acquisition Corp., a Delaware corporation ("Company") in the original principal amount of $19 million (the "KESH Note") and Atacama Capital Holdings, Ltd., a British Virgin Islands company ("Atacama,") is the holder of that certain 8% subordinated secured promissory note issued by the Company in the original principal amount of $21 million (the "Atacama Note" and collectively with the KESH Note, the "Notes"). The Notes were issued pursuant to that certain Note Purchase Agreement dated February 25, 2005 (the "NPA") and in conjunction with the acquisition by the Company of (i) a 37.45% membership interest in KES Acquisition Company, LLC, a Delaware limited liability company ("KESA"), from KESH and (ii) all of the stock of Atacama KES Holding Corporation, a Delaware corporation, from Atacama.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowleged, the parties hereto agree to the following modification to the NPA:

Section 9.6 is hereby deleted and replaced in its entirety with the following:

"Section 9.6    Covenants Regarding Earnings Before Interest, Taxes, Depreciation and Amortization . For each of the fiscal years ending on and after September 30, 2006, the Company must have, on a consolidated basis, in excess of Seven Million Two Hundred Thousand Dollars ($7,200,000) of earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP ("EBITDA"). At March 31 of each fiscal year following the year ended September 30, 2005 in which the obligations under the Notes remain outstanding, the Company must have, on a consolidated basis, in excess of Three Million Dollars ($3,000,000) of EBITDA for the six (6) months then ended."

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YouthStream Acquisition Corp.
September 23, 2005

Except as modified above, the NPA remains in full force and effect.

KES HOLDINGS, LLC
By: Libra/KES Investment I, LLC Its: Manager
By: /s/ Jess M. Ravich
Jess M. Ravich Authorized Signatory

ATACAMA CAPITAL HOLDINGS, LTD.

By: /s/ Gwenyth Vanterpool Name: Gwenyth Vanterpool for Westlaw Limited Title: Director
Accepted and Agreed to as of the 23rd day of September 2005:
YOUTHSTREAM ACQUISITION CORP.
By: /s/ Robert N. Weingarten
Robert N. Weingarten Chief Financial Officer